EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-158632) pertaining to the Korn/Ferry International 2008 Stock Incentive Plan of our reports dated June 26, 2008, with respect to the consolidated financial statements of Korn/Ferry International included in its Annual Report (Form 10-K) for the year ended April 30, 2008 and the effectiveness of internal control over financial reporting of Korn/Ferry International, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California June 5, 2009